UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2010

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 22, 2010, the independent members of the Board of Directors (the "Board") of The Hartford Financial Services Group, Inc. (the "Company") approved the grant of a restricted stock unit award to Liam E. McGee, Chairman, President and Chief Executive Officer, with a grant date value of $2 million. On July 21, 2010, the Compensation and Personnel Committee (the "Compensation Committee") of the Board approved the grant of restricted stock unit awards to named executive officers Christopher J. Swift, Executive Vice President and Chief Financial Officer and Lizabeth H. Zlatkus, Executive Vice President and Chief Risk Officer. Mr. Swift’s restricted stock unit award has a grant date value of $500,000 and Ms. Zlatkus’s restricted stock unit award has a grant date value of $900,000. These awards will be granted on the first day of the Company’s open trading window following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, currently anticipated to be August 6, 2010. The awards, which will be granted under the Company’s 2010 Incentive Stock Plan (the "Plan"), will vest on the third anniversary of the grant date and be payable in shares of the Company’s common stock. Under the Plan, restricted stock awards made to retirement-eligible employees of the Company will vest pro rata upon retirement. Ms. Zlatkus is a retirement-eligible employee under the Plan.

The Compensation Committee also approved a payment to named executive officer Gregory McGreevey, the Company’s Executive Vice President and Chief Investment Officer and President of Hartford Investment Management Company, in an amount not to exceed $200,000 to cover loss Mr. McGreevey will incur in connection with the sale of his current home in the Atlanta, Georgia area (the "Relocation Amount"). Payment of the Relocation Amount is contingent upon (i) consummation of the sale on or before October 19, 2010 and (ii) Mr. McGreevey's agreement to repay the Relocation Amount if, prior to the date that is one year following the date of sale (a) Mr. McGreevey voluntarily terminates his employment or (b) the Company terminates Mr. McGreevey's employment for certain actions, including actions that would violate the Company’s Code of Conduct or otherwise violate the Company’s ethical standards.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

July 27, 2010	By:	/s/ Alan J. Kreczko

Name: Alan J. Kreczko
Title: Executive Vice President and General Counsel